PROMISSORY NOTE

October 19, 2007

FOR VALUE RECEIVED, the undersigned, PlanetLink Communications, Inc., promises to pay to the order of Pluginz LLC, the principal amount of $75,000.00. If not paid sooner, the unpaid principal balance of this Note shall be due and payable on April 30, 2007, unless extended in writing and signed by both parties. This Note may be prepaid in whole or in part at any time.

IN WITNESS WHEREOF, PlanetLink Communications, Inc. has executed this Note the day and year first written above.

PlanetLink Communications, Inc. by
M. DEWEY BAIN, President